Exhibit 10.42B

AMENDMENT NO. 2 TO FLORIDA CHOICE BANK

OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

THIS AMENDMENT NO. 2 TO THE FLORIDA CHOICE BANK OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN (the “Amendment”) is made as of the 1st day of May, 2004.

WITNESSETH THAT:

WHEREAS, the Board of Directors and the shareholders of Florida Choice Bank (the “Bank”) have authorized, adopted and approved an Officers’ and Employees’ Stock Option Plan, as amended (the “Plan”); and

WHEREAS, the Bank desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

2. Amendment of Section 4.1. Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section 4.3 of the Plan, the number of shares of Stock which may be issued and sold under the Plan pursuant to Stock Option Agreements shall not exceed One Hundred Seven Thousand One Hundred Twenty-Four (107,124) shares.

3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

FLORIDA CHOICE BANK

By:	/s/ Kenneth E. LaRoe
Kenneth E. LaRoe
President and Chief Executive Officer